UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 19, 2015

(Date of earliest event reported)

LOXO ONCOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36562	46-2996673
(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1122
Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

(203) 653-3880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 12, 2015, Loxo Oncology, Inc. (“Loxo”) and Dr. Dov Goldstein announced that concurrently with his appointment as Partner at Aisling Capital, Dr. Goldstein would transition from the role of full-time CFO to Acting CFO on part-time basis.  On March 19, 2015, Loxo and Dr. Goldstein entered into a Transition and Separation Agreement and related Second Release regarding the terms of Dr. Goldstein’s transition and separation (collectively referred to as the “Interim Agreement”), pursuant to which Dr. Goldstein will provide transition services to Loxo on a part-time basis until the earlier of (i) the date Loxo hires a new full-time CFO or other principal financial officer, (ii) the date that Aisling Capital LLC completes fundraising for its fourth fund, (iii) the date upon which Mr. Goldstein or Loxo terminates Mr. Goldstein’s at-will employment or or (iv) September 1, 2015 (the “Separation Date”).

Pursuant to the Interim Agreement, Loxo will provide Dr. Goldstein with the following separation benefits:

•                  Twelve months accelerated vesting after the Separation Date of shares of Loxo’s Common Stock subject to options under those certain Notice of Stock Option Grants by and between Loxo and Dr. Goldstein dated June 19, 2014 and July 9, 2014;

•                  Certain options shall be amended to be early exercisable as to 41,073 shares;

•                  payment of $7,500 per month for advisory services related to internal financial controls and processes until the Separation Date;

The Interim Agreement contains a general release of claims in favor of Loxo.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

Exhibit
No.	Description of Exhibit

99.1	Transition and Separation Agreement by and between Loxo and Dr. Dov Goldstein dated March 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loxo Oncology, Inc.

Date: March 20, 2015	By:	/s/ Joshua H. Bilenker, M.D.
Name: Joshua H. Bilenker, M.D.
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

99.1	Transition and Separation Agreement by and between Loxo and Dr. Dov Goldstein dated March 19, 2015